MEMORANDUM AGREEMENT

1.	***Parties:***	John R. Kingsley, M.D. ("Dr. Kingsley"); Vein Associates, P.C. (the "P.C."); and Vein Associates of America, Inc. ("VAA").
2.	***Purpose:***	To record the agreement between the parties concerning Dr. Kingsley's employment with VAA to provide recruiting and consulting services.
3.	***Term:***	Commensurate with the Term of Dr. Kingsley's employment with the P.C. and the Management Services Agreement between the P.C. and VAA, unless terminated earlier as provided herein.
4.	***Dr. Kingsley's Duties:***	To assist VAA in the recruitment of practices and physicians to enter Management Services Agreements ("MSA") with VAA, as needed and as specifically directed by the President of VAA.
5.	***Base Compensation:***	VAA agrees to pay Dr. Kingsley a day rate of $10,000 for each eight (8) hour day Dr. Kingsley is engaged to provide services to VAA.
6.	***Additional Compensation:***	VAA agrees to pay Dr. Kingsley a success fee of $20,000 for each practice group (which may include as few as one physician) entering an MSA with VAA and operating under such for ninety (90) days; provided that Dr. Kingsley has been engaged by VAA to assist in the recruitment process leading to the entry of the MSA. Such success fee shall also be conditioned upon the practice group's physician(s) having received training by Dr. Kingsley.
7.	***Timing of Payments:***	Base compensation and/or additional compensation will be paid by the ___ day of the month following the month in which services are provided, or 90 days after the entry of an MSA, as applicable.
8.	***Expenses:***	VAA will reimburse travel and incidental expenses incurred by Dr. Kingsley (pursuant to VAA's expense reimbursement policies) in performing assigned duties at the same time as any compensation is paid.
9.	***Overhead Reimbursement to VA:***	Dr. Kingsley will remit to P.C. one half of any Base Compensation received to cover overhead of P.C.

10.	***Termination:***	Either party may terminate this Agreement at any time without cause by giving the other 30 days written notice of such termination.
11.	***Governing Law:***	Florida.
12.	***Amendments:***	Writing executed by all parties required.

The undersigned agree to be bound by the terms of this Agreement as of the 1st day of May, 2006.

Vein Associates, P.C.

By: ______________________
John R. Kingsley, M.D.
Its: President

Vein Associates of America, Inc.

By: ______________________
Eric Luetkemeyer
Its: President

____
John R. Kingsley, M.D., individually